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                          PECO ENERGY TRANSITION TRUST
                               PECO ENERGY COMPANY

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                               February 15, 2001

To Salomon Smith Barney Inc., as
representative of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

                  PECO Energy Transition Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer") and PECO Energy Company, a Pennsylvania corporation (the "Company") as grantor and owner of all beneficial interest in the Issuer, propose, subject to the terms and conditions stated herein, that the Issuer issue and sell to the underwriters named in
Schedule II hereto (the "Underwriters"), for whom Salomon Smith Barney Inc. (the "Representative") is acting as representative, the principal amount of its securities identified in Schedule I hereto (the "Securities").

                  Each of the capitalized terms used and not otherwise defined herein shall have the meaning given to it in the Sale Agreement, dated as of March 25, 1999, as amended and restated as of May 2, 2000, and as further amended as of March 1 2001 (the "Sale Agreement"), between the Company, as seller, and the Issuer or, if not defined therein, in the Master Servicing Agreement, dated as of March 25, 1999, as amended and restated as of May 2, 2000, and as further amended as of March 1, 2001 (the "Servicing Agreement"), between the Company, as servicer, and the Issuer or, if not defined therein, in the Indenture, dated as of March 25, 1999 (as amended and supplemented from time to time, including by the supplemental indenture for the Securities, the "Indenture"), between the Issuer and The Bank of New York (the "Bond Trustee") or, if not defined therein, in the Second Amended and Restated Trust Agreement, dated as of May 2, 2000 (the "Trust Agreement"), among the Company, First Union Trust Company, National Association, as issuer trustee (the "Issuer Trustee"), and George R. Shicora and Thomas R. Miller, as beneficiary trustees (each a "Beneficiary Trustee").
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                  1. As of the date hereof, each of the Company and the Issuer represents and warrants to each of the Underwriters that:

                  (a) The Issuer and the Securities meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and a registration statement on Form S-3 (File No. 333-51740) in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or to the knowledge of the Company or the Issuer threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be);
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                  (b) Each Preliminary Prospectus, at the time of circulation thereof by the Underwriters, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information regarding any Underwriter or the arrangements with respect to the underwriting of the offering of the Securities contemplated hereby furnished in writing to the Issuer or the Company by an Underwriter through you expressly for use therein;

                  (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act, the Exchange Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules and regulations of the Commission thereunder; the Registration Statement does not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Indenture complies in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and the Prospectus does not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information regarding any Underwriter or the arrangements with respect to the underwriting of the offering of the Securities contemplated hereby furnished in writing to the Issuer or the Company by an Underwriter through you expressly for use therein;

                  (d) The documents incorporated by reference in the
         Registration Statement and the Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, conformed in all
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         material respects to the requirements of the Act, the Exchange Act, the
         Trust Indenture Act and the rules and regulations thereunder, and any further documents so filed and incorporated by reference will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder; none of such documents, when it became effective or was filed (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (e) PricewaterhouseCoopers LLP are independent certified public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (f) The Issuer has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, has the trust power and authority to conduct its business as presently conducted and as described in the Prospectus, will not be required to be authorized to do business in any other jurisdiction; and the Issuer has all requisite business trust power and authority to issue the Securities and purchase the Intangible Transition Property as described in the Prospectus;

                  (g) The Company is a validly existing and subsisting corporation under the laws of the Commonwealth of Pennsylvania; each of the Company's subsidiaries ("Subsidiaries") which constitutes a "gas utility company" or an "electric utility company," as defined in the Public Utility Holding Company Act of 1935, as amended (a "Utility Subsidiary"), is a validly existing corporation under the laws of its jurisdiction of incorporation; the Company and each Utility Subsidiary have all requisite power and authority to own and occupy their respective properties and carry on their respective businesses as presently conducted and as described in the Prospectus and are duly qualified as foreign corporations to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Company; and the Company has all requisite power and authority to sell the Intangible Transition Property to the Issuer as described in the Prospectus;
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                  (h) Each of the Basic Documents to which the Company or the
         Issuer is a party has been duly authorized by the Company or the Issuer, as applicable, and when executed and delivered by the Issuer or the Company, as applicable, will constitute a legal, valid and binding obligation of the Company or the Issuer, as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles;

                  (i) The Securities have been duly authorized by the Issuer and will conform to the description thereof in the Prospectus; and when the Securities are authenticated by the Bond Trustee and executed and delivered to the Underwriters and are paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles;

                  (j) The issue and sale of the Securities by the Issuer, the sale of the Intangible Transition Property by the Company to the Issuer, the execution, delivery and compliance by the Company and the Issuer with all of the provisions of each of this Agreement and the Basic Documents to which the Company or the Issuer, as applicable, is a party, and the consummation of the transactions herein and therein contemplated did not or will not, as applicable, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or the Company is a party or by which the Issuer or the Company is bound or to which any of the property or assets of the Issuer or the Company is subject, which conflict, breach, violation or default would be material to the issue and sale of the Securities or would have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of the Issuer or the Company or on the stockholders' equity of the Company, nor did or will, as applicable, such action result in any violation of the provisions of the Articles of Incorporation or

         Bylaws of the Company or the Issuer's Certificate of Trust or the Trust Agreement or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or the Company or any of their properties;

                  (k) Except (i) for the order of the Commission making the Registration Statement effective, (ii) for permits and similar authorizations required under the securities or "Blue Sky" laws of any jurisdiction, and to the extent, if any, required pursuant to the undertakings set forth under Item 17 of Part II of the Registration Statement, (iii) the Qualified Rate Orders, and (iv) the financing order under the Public Utility Holding Company Act of 1935, no consent, approval, authorization or other order of any governmental authority is legally required for the execution, delivery and performance of this Agreement by the Issuer and the Company and the consummation of the transactions contemplated hereby; and

                  (l) This Agreement has been duly authorized, executed and delivered by the Company and the Issuer.

                  2. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 100% of the principal amount thereof the respectable principal amount of the Securities set forth opposite the name of such Underwriter in Schedule II hereto.

                  In consideration of the agreement by the Underwriters to purchase the Securities, the Issuer will pay to the Underwriters an underwriting commission calculated on the principal amount of the Securities of 0.50%. Such commission shall be paid by the Issuer by wire transfer in immediately available funds to the account to be specified by the Representative to the Company, no later than noon on the Closing Date.

                  3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

                  4. The Securities, on original issuance, will be issued in the form of one or more global bonds registered in the name of The Depository Trust Company or its nominee for the accounts of the Underwriters representing the Securities. The time and date of delivery and payment for the Securities shall be 9:30 a.m., Philadelphia time on March 1, 2001, or at such other time and date as you and the Issuer may agree upon in writing. The time and date for such delivery is herein called the "Time of Delivery." The Securities shall be delivered by or on behalf of the Issuer to The Depository Trust Company for the account of each Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of immediately available funds to an account specified by the Issuer. The Securities will be made available to the Representative for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New York, New York, 10004.

                  5. The Issuer agrees with each of the Underwriters, and the Company agrees with each of the Underwriters to cause the Issuer:

                  (a) To use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective; to complete the Prospectus in a form approved by you, to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement and to provide evidence satisfactory to you of such timely filing; and to furnish you, without charge, three signed copies of the Registration Statement (or copies thereof), including exhibits, and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus and any supplements and amendments thereto as you may reasonably request and to furnish to the Representative copies of all reports on Form SR required by Rule 463 under the Act.

                  (b) Other than pursuant to filings under the Exchange Act incorporated in the Registration Statement and the Prospectus by reference, before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement prior to filing and not to file any such proposed amendment or supplement to which you reasonably object.

                  (c) As soon as the Company or the Issuer is advised thereof, to promptly advise you orally, and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, has become effective, (ii) when the Prospectus, and any Supplement thereto, has been filed with the Commission pursuant to Rule 424(b), (iii) when any amendment to the Registration Statement has been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) when any stop order has been issued under the Act with respect to the Registration Statement or any proceedings therefor have been instituted or are threatened; and to make every reasonable effort to secure the prompt removal of any stop order, if issued, (vi) of the receipt by the Company or the Issuer of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for that purpose and (vii) of the happening of any event during the period mentioned in subparagraph (d) below which in the judgment of the Company or the Issuer makes any statement made in the Registration Statement or the Prospectus untrue and which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

                  (d) If, at any time when a prospectus is required to be delivered under the Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and duly file with the Commission an appropriate supplement or amendment thereto, and furnish, at its own expense, to you such reasonable number of copies thereof as you shall reasonably request.

                  (e) To cooperate with you and counsel for the Underwriters to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, to maintain such qualifications in effect so long as required for the distribution of the Securities and to arrange for the determination of the legality of the Securities for purchase by institutional investors; provided that neither the Company nor the Issuer shall be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject, other than in suits arising out of the offering or sale of the Securities, and to pay all expenses (including fees and disbursements of counsel) in connection therewith.

                  (f) As soon as practicable, to make generally available to holders of the Securities and to the Representative an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (g) During the period beginning from the date hereof and continuing to and including the earlier of (i) the date, after the last Time of Delivery, on which the distribution of the Securities ceases, as determined by the Representative or (ii) the date which is 30 days after the last Time of Delivery, not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any "transition bonds" (as defined in the Statute) issued by a trust or other special purpose vehicle without the prior written consent of the Representative.

                  (h) During a period from the date of this Agreement until the retirement of the Securities, or until such time as the Underwriters shall cease to maintain a secondary market in the Securities, whichever occurs first, to deliver to the Representative the annual statements of compliance and the annual independent auditor's servicing reports of the Company or the Servicer furnished to the Issuer or the Bond Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and reports are furnished to the Issuer or the Bond Trustee.

                  (i) So long as any of the Securities are outstanding, to furnish to the Representative (i) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act, or mailed to holders of the Securities, (ii) a copy of any filings of the Company or the Servicer with the Pennsylvania Public Utility Commission pursuant to the Qualified Rate Orders, including, but not limited to, any Adjustment Requests and (iii) from time to time, any information concerning the Company or the Issuer as the Representative may reasonably request.

                  (j) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(i) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company or the Issuer on or after the Time of Delivery, to furnish such documents and take such other actions.

                  6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer's and the Company's counsel and accountants in connection with the registration of the Securities under the

Act and other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among the Underwriters, this Agreement, the Blue Sky and Legal Investment Memoranda, if any, and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities and insurance securities laws as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing certificates for the Securities; (vi) the cost and charges of any transfer agent or registrar; (vii) the cost of qualifying the Securities with The Depository Trust Company; (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and
(ix) all fees, costs and expenses of the Underwriters, including the reasonable fees and disbursements of their counsel and transfer taxes on resale of any of the Securities by them.

                  7. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of each of the Company and the Issuer contained herein as of the Execution Time and the Time of Delivery, in the latter case, on and as of the Time of Delivery with the same effect as if made at the Time of Delivery, and in the Sale Agreement and the Servicing Agreement as of the Time of Delivery, to the accuracy of the statements of each of the Company and the Issuer made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and the Issuer of its obligations hereunder and to the following conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date, or
         (ii) 9:30 AM on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the

         Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Representative and the Issuer shall have received opinions of counsel for the Company, portions of which may be delivered by (i) Ballard Spahr Andrews & Ingersoll, LLP, outside counsel for the Company and (ii) Richards, Layton & Finger, P.A., special Delaware counsel for the Company, each dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) the Company (a) has been duly incorporated and is
                  validly existing and subsisting as a corporation under the laws of the jurisdiction in which it is chartered or organized, (b) has all requisite corporate power and authority to own its properties, conduct its business as presently conducted and execute, deliver and perform its obligations under this Agreement, the Trust Agreement, the Sale Agreement and the Servicing Agreement, and (c) is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents to which the Company is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby;

                           (ii) the Trust Agreement, the Sale Agreement and the
                  Servicing Agreement have been duly authorized, executed and delivered by the Company, and constitute legal, valid and binding agreements enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                           (iii) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                           (iv) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (v) no consent, approval, authorization, filing with
                  or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Statute and the Qualified Rate Orders and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                           (vi) neither the execution and delivery of this
                  Agreement, the Trust Agreement, the Sale Agreement or the Servicing Agreement, nor the issue and sale of the Securities, nor the consummation of the transactions contemplated by this Agreement, the Trust Agreement, the Sale Agreement or the Servicing Agreement, nor the fulfillment of the terms of this Agreement, the Trust Agreement, the Sale Agreement or the Servicing Agreement by the Company, did or will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or other organizational documents of the Company, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel after reasonable inquiry to which the Company or the Issuer is a party or by which the Company or the Issuer is bound, (B) result in the creation or imposition of any lien upon any properties of the Company or the Issuer, pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents), or (C) violate any law, rule or regulation or, to the knowledge of such counsel, any order, promulgated by the United States, the State of Delaware or the Commonwealth of Pennsylvania applicable to the Company or the Issuer, of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or the Issuer or any of their respective properties; and

                           (vii) (A) each of the Qualified Rate Orders has been
                  duly authorized and adopted by the Pennsylvania Public Utility Commission and is in full force and effect, (B) the Securities constitute "transition bonds" under Section 2812 of the Statute, and (C) upon the issuance of the Securities, the Securities are entitled to the protections provided in the first sentence of Section 2812(c)(2) of the Statute.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Pennsylvania and Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company, the Issuer Trustee and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Time of Delivery.


                  (c) The Representative shall have received the opinions of counsel for the Issuer, portions of which may be delivered by (i) Ballard Spahr Andrews & Ingersoll, LLP, outside counsel for the Issuer and (ii) Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, each dated as of the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) the Securities, the Indenture, the Sale
                  Agreement, the Servicing Agreement and the Trust Agreement conform to the descriptions thereof contained in the Prospectus;

                           (ii) the Issuer has been duly formed and is validly
                  existing as a statutory business Trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under this Agreement and the Securities;

                           (iii) the Indenture, the Sale Agreement and the
                  Servicing Agreement have been duly authorized, executed and delivered, and constitute legal, valid and binding agreements enforceable against the Issuer in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture and any related Series Supplement (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect);

                           (iv) the Sale Agreement, the Servicing Agreement and
                  the Trust Agreement are not required to be qualified under the Trust Indenture Act;

                           (v) the Indenture has been duly qualified under the
                  Trust Indenture Act;

                           (vi) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or relating to the Securities, the Qualified Rate Orders or the collection of Intangible Transition Charges or the use and enjoyment of Intangible Transition Property under the Statute, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus under the headings "The Pennsylvania Competition Act," "The Qualified Rate Orders And The Intangible Transition Charges," "The Indenture," "The Sale Agreement," "The Master Servicing Agreement," "The Transition Bonds," "United States Taxation," "Material Commonwealth of Pennsylvania Tax Matters" and "ERISA Considerations" fairly summarize the matters described therein;

                           (vii) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, any Preliminary Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and the notes and schedules thereto and other financial and statistical information contained therein and the Form T-1 as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus as of its date and at the Time of Delivery included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and the notes and schedules thereto and other financial and statistical information contained therein as to which such counsel need express no opinion);

                           (viii) this Agreement has been duly authorized,
                  executed and delivered by the Issuer;

                           (ix) no consent, approval, authorization, filing with
                  or order of any court or governmental agency or body is required for the issuance of the Securities except such as have been obtained under the Statute and the Qualified Rate Orders and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                           (x) neither the execution and delivery of this
                  Agreement, the Sale Agreement, the Servicing Agreement or the Indenture, nor the issue and sale of the Securities, nor the consummation of the transactions contemplated by this Agreement, the Sale Agreement, the Servicing Agreement or the Indenture, nor the fulfillment of the terms of this Agreement, the Sale Agreement, the Servicing Agreement or the Indenture, by the Issuer did or will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Trust Agreement, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which the Issuer is a party or by which the Issuer, is bound, (B) result in the creation or imposition of any lien upon any properties of the Issuer, pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents), or (C) violate any law or any order, rule or regulation promulgated by the United States, the State of Delaware or the Commonwealth of Pennsylvania applicable to the Issuer, of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties;

                           (xi) (A) to the extent that the provisions of Section
                  2812 of the Statute apply to the grant of a security interest by the Issuer in the Collateral pursuant to the Indenture, then upon the giving of value by the Bond Trustee to the Issuer with respect to the Collateral, (I) the Indenture created in favor of the Bond Trustee a security interest in the rights of the Issuer in the Collateral, (II) such security interest is valid and enforceable against the Issuer and third parties (subject to the rights of any third parties holding security interests in such Collateral perfected in the manner described in Section 2812 of the Statute), and has attached,
                  (III) such security interest is perfected, and (IV) such perfected security interest ranks prior to any other security interest created under Section 2812 of the Statute. (B) To the extent that the provisions of Section 2812 of the Statute do not apply to the grant of a security interest by the Issuer in the Collateral pursuant to the Indenture, then upon the giving of value by the Bond Trustee to the Issuer with respect to the Collateral, (I) the Indenture created in favor of the Bond Trustee a security interest in the rights of the Issuer in the

                  Collateral, and such security interest is enforceable against the Issuer with respect to such Collateral, (II) insofar as perfection of such security interest can be accomplished only by filing financing statements under the Uniform Commercial Code in [list filing offices and jurisdictions], upon the filing of such financing statements in such filing offices, the Bond Trustee obtained a perfected security interest in such Collateral, and (III) the Bond Trustee's security interest in such Collateral as to which perfection of such security interest can be accomplished only by filing a financing statement has priority over any other security interest in such Collateral if such other security interest, in order to achieve priority over the Bond Trustee's security interest by the filing of one or more financing statements, was required by law to have been perfected by making such filings in the filing offices prior to the effective date of [describe search reports and effective date]; and

                           (xii) the Issuer is not and, after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

                  (d) The Representative shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Time of Delivery, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and each of the Company and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Representative shall have received a certificate of the Company, signed by any Vice President of the Company, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect that the signer of such certificate has reviewed the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  and the Issuer in this Agreement, the Sale Agreement and the Servicing Agreement are true and correct in all material respects on and as of the Time of Delivery with the same effect as if made at the Time of Delivery, and the Company and the Issuer have complied with all the agreements and satisfied all the conditions on their respective parts to be performed or satisfied at or prior to the Time of Delivery;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the dates as of which information is
                  given in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries taken as a whole (if such a change would impair the investment quality of the Securities or make it impractical or inadvisable to market the Securities) or the Issuer, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (f) At the Time of Delivery, the Representative shall have received from PricewaterhouseCoopers LLP (i) a letter or letters (which may refer to letters previously delivered to one or more of the Representative), dated as of the Time of Delivery, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus, including information specified by the Underwriters and set forth under the captions "Prospectus Summary," "PECO Energy's Restructuring Plan," "The Qualified Rate Orders And The Intangible Transition Charges," "The Seller and Servicer," and "The Transition Bonds" in the Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation, and (ii) the opinion or certificate, dated as of the Time of Delivery, in form and substance satisfactory to the Representative, satisfying the requirements of Section 2.10(7) of the Indenture.

                  References to the Prospectus in this clause (f) include any supplement thereto at the date of the letter.

                  In addition, except as provided in Schedule I hereto, at the Execution Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representative, to the effect set forth above.

                  (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), and at or prior to the Time of Delivery, there shall not have been any change, or any development involving a prospective change, in or affecting either (i) the business or properties or financial condition of the Company or the Issuer, or (ii) the Intangible Transition Property, the Securities, the Qualified Rate Orders or the Statute, the effect of which is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (h) The Representative, the Company and the Issuer shall have received on the Closing Date an opinion letter or letters of Ballard Spahr Andrews & Ingersoll, counsel to the Company and the Issuer, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, (i) with respect to the characterization of the prior transfers of the Intangible Transition Property by the Company to the Issuer as a "true sale" for bankruptcy purposes, (ii) to the effect that a court would not order the substantive consolidation of the assets and liabilities of the Issuer with those of the Company in the event of a bankruptcy, reorganization or other insolvency proceeding involving the Company and (iii) to the effect that (A) the transfers of the Intangible Transition Property by the Seller to the Issuer pursuant to the Sale Agreement conveyed the Seller's right, title and interest in the Intangible Transition Property to the Issuer and were and remain and will be treated as an absolute transfer of all the Seller's right, title and interest in the Intangible Transition Property, other than for federal and state tax purposes, (B) such transfers of the Intangible Transition Property were and remain perfected, (C) such transfers have priority over any other assignment of the Intangible Transition Property, and (D) the Intangible Transition Property is free and clear of all liens created prior to its transfer to the Issuer pursuant to the Sale Agreement.

                  (i) At or prior to the Time of Delivery, the Representative shall have received evidence, in form and substance reasonably satisfactory to the Representative, that the Company has obtained a release of the Intangible Transition Property from the lien of that certain mortgage, dated May 1, 1923, as supplemented and amended to the date hereof, between the Company and First Union Trust Company, National Association (as successor to Fidelity Trust Company), as trustee.

                  (j) The Securities shall have been rated in the highest long-term rating category by each of the Rating Agencies or in such other rating category as was specified in the Preliminary Prospectus.

                  (k) At or prior to the Time of Delivery, the Representative shall have received evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been or are being made in accordance with the Statute and other applicable law reflecting the grant of a security interest by the Issuer in the Collateral to the Bond Trustee.

                  (l) At or prior to the Time of Delivery, the Representative shall have received evidence of the Pennsylvania Public Utility Commission's approval of the Qualified Rate Orders.

                  (m) Prior to the Time of Delivery, each of the Company and the Issuer shall have furnished to the Representative such further information, certificates, opinions and documents as the Representative may reasonably request and as are customary for transactions of this type.

                  (n) The Representative shall have received an opinion of counsel to the Bond Trustee, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) the Bond Trustee is a New York banking
                  association in good standing under the laws of the State of New York;

                           (ii) the Indenture has been duly authorized, executed
                  and delivered, and constitutes a legal, valid and binding instrument enforceable against the Bond Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and

                           (iii) the Securities have been duly authenticated by
                  the Bond Trustee.

                  (o) The Representative shall have received an opinion of counsel to the Issuer Trustee, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) the Issuer Trustee has been duly incorporated and
                  is validly existing as a national banking association in good standing under the federal laws of the United States of America, with full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement; and

                           (ii) the Trust Agreement has been duly authorized,
                  executed and delivered by the Issuer, and constitutes a legal, valid and binding instrument enforceable against the Issuer in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect).


                  This Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Time of Delivery by the Representative if any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  The documents required to be delivered by this Section 7 shall be delivered at the office of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, at 1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599, at the Time of Delivery.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus contained therein and including any amendment or supplement to any thereof) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses are caused by (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Issuer by or on behalf of any Underwriter through the Representative specifically for inclusion therein, or (ii) the failure of any Underwriter to send to any purchaser to whom it had sent a Preliminary Prospectus an amended Prospectus as shall have been furnished by the Company within the time periods required by the Act and in such quantities are required by each Underwriter for such purpose (excluding documents incorporated therein by reference), if required by the Act, to the extent that the amended prospectus would have cured the defect in the Preliminary Prospectus giving rise to such losses, claims, damages or liabilities, or (iii) any use of the Prospectus by any Underwriter after the expiration of that period, if any, during which the Underwriter is required by law to deliver a prospectus, unless the Company shall have been advised in writing of such intended use. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, the Issuer and each of its controlling persons and trustees to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus Supplement and the Prospectus and the information set forth under the heading "Underwriting the Series 2001-A Bonds" in the Prospectus Supplement and "Plan of Distribution" in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

                  (c) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to any such fees and expenses, (ii) the Company has failed, within 30 days after the Company has been so notified, to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests or defenses among them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests or defenses with you or among themselves, which firm shall be designated in writing by the Representative, and that all such fees and expenses shall be reimbursed as they become due. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms (including the terms of subsection (b) of this Section 8), an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is equitable and as shall reflect both the relative benefit received by the Issuer and the Company on the one hand and the Underwriter or Underwriters, as the case may be, on the other hand, from the offering of the Securities, and the relative fault, if any, of the Issuer and the Company on the one hand and of the Underwriter or Underwriters, as the case may be, on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefit received by the Issuer and the Company on the one hand and the Underwriters or Underwriters, as the case may be, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the Company bear to the total commissions, concessions and discounts received by the Underwriter or Underwriters, as the case may be. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Company on the one hand, or the Underwriter or Underwriters, as the case may be, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities set forth opposite their names in Schedule I hereto and not joint.

                  (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses become due. A successor to any Underwriter or any person controlling any Underwriter, or to the Issuer or the Company, their directors or officers, or any person controlling the Issuer or the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

                  9. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase;

provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Time of Delivery shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Issuer and any nondefaulting Underwriter for damages occasioned by its default hereunder.

             10. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) there shall have occurred any change, or any development involving a prospective change, in or affecting either (A) the business, properties or financial condition of the Company (if such a change or development would, in the judgment of the Representative, impair the investment quality of the Securities or make it impractical or inadvisable to market the Securities) or the Issuer or (B) the Intangible Transition Property, the Securities, the Qualified Rate Orders or the Statute, the effect of which, in the judgment of the Representative, materially impairs the investment quality of the Securities or makes it impractical or inadvisable to market the Securities, (ii) trading in Exelon Corporation's Common Stock shall have been suspended by the Commission or the New York Stock Exchange (if such a suspension would, in the judgment of the Representative, impair the investment quality of the Securities or make it impractical or inadvisable to market the Securities) or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared by Federal, New York State or Pennsylvania State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

                  11. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  12. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Issuer and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company or any officer, director or controlling person of the Company, and shall survive delivery of and payment for the Securities. The provisions of Sections 8 and 12 hereof shall survive the termination or cancelation of this Agreement.

                  13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely on any statement, request, notice or agreement on behalf of any Underwriter made or given by you on behalf of the Underwriters.

                  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; and if sent to the Company or the Issuer, will be mailed, delivered or telegraphed and confirmed to the address of the Company set forth in the Registration Statement, Attention: Secretary.

                  14. This Agreement shall be binding on and inure solely to the benefit of the Underwriters, the Issuer, the Company and, to the extent provided in Section 8 and Section 12 hereof, the officers and directors of the Company and each person who controls the Issuer, the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely by reason of such purchase.

                  15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business and the term "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparties shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, whereupon this letter and your acceptance shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company and the Issuer on the other. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.


                                       Very truly yours,

                                       PECO Energy Company


                                       By: /s/ Barry J. Mitchell
                                           .....................................
                                           Name:  Barry J. Mitchell
                                           Title: Vice President and Treasurer


                                       PECO Energy Transition Trust


                                       By: /s/ Thomas R. Miller
                                           .....................................
                                           Name:  Thomas R. Miller
                                           Title: Beneficiary Trustee


Accepted, February 15, 2001

Salomon Smith Barney Inc.

By:  Salomon Smith Barney Inc.

By: /s/ Paul T. Addison
   ...........................
   Name:  Paul T. Addison
   Title: Managing Director


For itself and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                                SCHEDULE I


Underwriting Agreement dated February 15, 2001

Registration Statement No. 333-51740

Representative:

         Salomon Smith Barney Inc.
         390 Greenwich Street
         New York, NY 10013

Title, Purchase Price and Description of Securities:

         Title: PECO Energy Transition Trust
                $805,460,000 Transition Bonds
                Series 2001-A

         Principal amount, Price to Public, Underwriting
         Discounts and Commissions and Proceeds to Issuer:

                       Total
                     Principal                 Underwriting
                     Amount of    Price to     Discounts and        Proceeds to
                       Class       Public       Commissions           Issuer

Per Class        $805,460,000   $805,460,000     $4,027,300        $801,432,700
A-1 Bond

      Total      $805,460,000   $805,460,000     $4,027,300        $801,432,700
                 ============   ============     ==========        ============

Original Issue Discount:  None

Redemption provisions:    Optional Redemption and Mandatory  Redemption as set
                          forth in  Article X of the Indenture

Other provisions:

Closing Date, Time and Location: March 1, 2001, 9:30 a.m., Philadelphia time,
                                 Philadelphia, PA

                                   SCHEDULE II

              Principal Amount of Transition Bonds to be Purchased
              ----------------------------------------------------

           Underwriters                 Class A-1 Bonds               Total
           ------------                 ---------------               -----

Salomon Smith Barney Inc.                $467,166,800              $467,166,800

Banc One Capital Markets, Inc.            $56,382,200               $56,382,200

Credit Suisse First Boston                $56,382,200               $56,382,200
Corporation

First Union Securities, Inc.              $56,382,200               $56,382,200

ABN AMRO Incorporated                     $24,163,800               $24,163,800

Barclays Capital Inc.                     $24,163,800               $24,163,800

Chase Securities Inc.                     $16,109,200               $16,109,200

Janney Montgomery Scott LLC               $16,109,200               $16,109,200

Lehman Brothers Inc.                      $16,109,200               $16,109,200

Mellon Financial Markets, LLC             $16,109,200               $16,109,200

Merrill Lynch, Pierce, Fenner &           $16,109,200               $16,109,200
Smith Incorporated

TD Securities (USA) Inc.                  $16,109,200               $16,109,200

Commerce Capital Investments, Inc.         $8,054,600                $8,054,600

Loop Capital Markets, LLC                  $8,054,600                $8,054,600

Pryor, Counts & Co., Inc.                  $8,054,600                $8,054,600
                                         ------------              ------------


Total...........................         $805,460,000              $805,460,000
                                         ============              ============